As filed with the Securities and Exchange Commission
                               on January 29, 1997

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                 Sussex Bancorp
             (Exact Name of Registrant as Specified in its Charter)

                                   New Jersey
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-3475473
                     (I.R.S. Employer Identification Number)


                399 State Highway 23, Franklin, New Jersey 07416
                                  201-827-2914
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                Donald L. Kovach
                                 Sussex Bancorp
                              399 State Highway 23
                           Franklin, New Jersey 07416
                                  201-827-2914
            (Name, Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Agent for Service)

                                 with a copy to:
                            Robert A. Schwartz, Esq.
                               McCarter & English
                               100 Mulberry Street
                              Newark, NJ 07102-4096
                                  201-622-4444

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE



                                                          Proposed                   Proposed
                                                          maximum                    maximum
Title of                     Amount                       offering                   aggregate                 Amount of
securities to                to be                        price per                  offering                  registration
be registered                registered                   share(1)                   price (1)                 fee
-------------                ----------                   --------                   ---------                 ---

Common Stock,                  30,000                     $  11.81                  $  354,000                $ 108.00
no par value

-----------
(1) Estimated  solely for the purpose of determining the  registration  fee, and based upon the book value of the  Registrant's  Common  Stock as of December 31,
1996, in accordance with Rule 457(h)(1).

                                   PROSPECTUS

                                 SUSSEX BANCORP

                           DIVIDEND REINVESTMENT PLAN
                          WITH OPTIONAL CASH INVESTMENT

                          30,000 shares of Common Stock

                                 (no par value)


         This Prospectus relates to 30,000 shares of common stock, no par value (the "Common Stock") of Sussex Bancorp (the "Company") registered for purchase under the Sussex Bancorp Dividend Reinvestment Plan with Option Cash Investment (the "Plan"). The Company is registering these shares of Common Stock for issuance pursuant to the Plan. The Plan provides each holder of Common Stock with a method of purchasing additional shares of Common Stock without payment of any brokerage commissions or other administrative fees of any kind.

         The Plan consists of a dividend reinvestment component and a cash purchase component. The dividend reinvestment component permits a participant in the Plan to use such participant's cash dividends to purchase additional shares of the Common Stock. The cash purchase component allows a participant to make optional cash payments to purchase additional shares of Common Stock.

         Shares of Common Stock available under the Plan may be obtained, at the option of the Company, on the open market or from the legally authorized, but unissued shares of Common Stock held by the Company. The purchase price for shares obtained under the Plan will be based upon the market price of the Common Stock.

         Each participant in the Plan should recognize that neither the Company nor Registrar & Transfer Company, the transfer agent administering the Plan for the Company, can provide any assurance that shares of Common Stock purchased under the Plan will, at any time, be worth more or less than their purchase price.

         The Plan does not represent a change in the dividend policy of the Company, which will continue to depend upon earnings, financial requirements and other factors, and which will be determined by the Company's Board of Directors from time to time. Stockholders who do not wish to participate in the Plan will continue to receive cash dividends as declared. It is suggested that this Prospectus be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is January 24, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public references facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. and at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at 75 Park Place, New York, New York 10007, and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549.

         The Company has filed with the Commission a registration statement on Form S-3 (such registration statement, together with all amendments and exhibits thereto, being hereinafter referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock offered hereby. Statements contained herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates in this Prospectus by reference the following documents heretofore filed with the Commission: (i) the audited financial statements of Sussex County State Bank as of and for the years ended December 31, 1994 and 1995 and the unaudited financial statements as of and for the nine months ended September 30, 1995 and 1996, included as exhibits to the Company's Registration Statement on Form 8-B, as filed with the Securities and Exchange Commission on December 13, 1996; and (ii) the description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-B.

         In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Sussex Bancorp, 399 State Highway 23, Franklin, New Jersey, 07416, Attention:
Ms. Candace A. Leatham, Senior Vice President, telephone: 201-827-2914.

                                   THE COMPANY

         The Company was organized in January, 1996 as a business corporation under the laws of the State of New Jersey by the Board of Directors of Sussex County State Bank (the "Bank"). The Bank is a wholly owned subsidiary of the Company. The Bank is a New Jersey state chartered commercial bank formed in 1976. The offices of the Company and the Bank are located at 399 State Highway 23, Franklin, New Jersey 07416.

         As a bank holding company, the Company is subject to regulation and supervision by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. In addition to the Federal Reserve, the Bank is subject to regulation by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation. The principal source of funds for dividend payments by the Company is dividends paid by the Bank to the Company. The amount of dividends paid by the Bank is limited by state and federal laws and regulations.

         The provisions of the Company's Dividend Reinvestment Plan with Option Cash Investment (the "Plan") are presented herein in a question and answer format. Those stockholders who do not participate in the Plan will continue to receive cash dividends, if and when declared.


                                    THE PLAN

         The Plan provides stockholders with a simple method of obtaining additional shares of Common Stock by reinvesting their cash dividends or making optional cash payments without payment of any brokerage commission or administrative commissions or fees. The Plan will be administered by the Company's stock transfer agent, Registrar and Transfer Company, having an office at 10 Commerce Drive, Cranford, New Jersey 07016.


                            INVESTMENT CONSIDERATIONS

Purchase Price

         The purchase price of the Common Stock purchased under the Plan is based upon the market price of the Common Stock. Quotes for the Common Stock are supplied by the National Association of Securities Dealers ("NASD") through the NASD OTC Bulletin Board, its automated system for reporting non-Nasdaq quotes and National Quotation Bureau's pink sheets. The Common Stock is not traded on any established market, such as the New York or American Stock Exchange or on the Nasdaq National Market, and is very thinly traded. Therefore, the purchase price established under the Plan may not be a true reflection of the value of the Common Stock, and no assurances can be given that an investor could resell their shares of Common Stock at a profit or even at their purchase price.

         In addition, even though the purchase price of the Common Stock provides for a discount from the market price, no assurance can be given that stockholders will be able to resell the shares of Common Stock purchased through the Plan at a profit due to, among other things, changing conditions and the absence of an established trading market. Furthermore, since there is no established trading market, the Common Stock may be an illiquid investment and may not be appropriate for parties who may have a need to quickly dispose of the Common Stock.

Shares Not Deposits

         Potential investors should be aware that shares of the Common Stock purchased under the Plan are not deposit accounts of the Bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental organization. An investment in the Common Stock is subject to market risk and possible loss of investment.


                             DESCRIPTION OF THE PLAN

         The following provides a description of the Plan in question and answer format.

1.  WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the Plan is to provide stockholders of the Company with an opportunity to increase their investment in the Common Stock without paying brokerage commissions or other administrative fees of any kind. Stockholders may purchase additional whole or fractional shares of the Common Stock under the Plan.

 2.      WHO ADMINISTERS THE PLAN?

         The Plan is administered by Registrar and Transfer Company, the Company's transfer agent ("R&T"). R&T, acting as agent for each participant, will apply cash dividends on Common Stock subject to the Plan (including shares held in the participant's name and shares accumulated under the Plan), together with any optional cash payments received from such participant, to the purchase of additional whole and fractional shares of Common Stock for such participant.

         Any questions and correspondence concerning the Plan should be directed to: Registrar and Transfer Company, Dividend Reinvestment Plans, 10 Commerce Drive, Cranford, New Jersey 07016, telephone: 1-800-368-5948.

         Any written correspondence sent to R&T should refer to Sussex Bancorp or include the top portion of a participant's account statement with such correspondence.

3.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         All stockholders of record of the Company are eligible to participate in the Plan. Any stockholders whose shares are registered in names other than their own (i.e. the name of a brokerage firm, bank or nominee) must either become stockholders of record by having their shares transferred into their own names or by making arrangements with their nominees to participate in the Plan on their behalf. Once a stockholder becomes a registered stockholder of record, he or she will be eligible to participate in the Plan and may do so by completing an authorization card.

4.       HOW DOES A STOCKHOLDER ENROLL IN THE PLAN?

         Stockholders may enroll in the Plan by completing an authorization card. If R&T receives the signed authorization card at least 10 days prior to the date on which a dividend will be paid ("Dividend Payment Date"), the Plan will become effective for the participant as of that Dividend Payment Date. Otherwise, the Plan will be effective for such participant as of the next Dividend Payment Date. Once a participant has enrolled in the Plan, the participant may begin making optional cash payments immediately. Optional cash payments may only be made during the 10 business day period preceding a Dividend Payment Date.

         Shareholders who were participants in the Bank's dividend reinvestment plan prior to the Bank's holding company reorganization and who wish to remain enrolled in the Plan need not re-enroll. Such shareholders will automatically be enrolled in the Plan.

5.       WHAT ARE THE INVESTMENT OPTIONS UNDER THE PLAN AND THE
         PURCHASE PRICE FOR SHARES UNDER EACH OPTION?

         The Plan consists of a dividend reinvestment option and a cash purchase option.

         DIVIDEND REINVESTMENT COMPONENT. Participants under the Plan may reinvest their cash dividends to purchase additional whole or fractional shares of Common Stock which will be credited to their accounts. Dividends on the shares of Common Stock credited to a participant's account under the Plan will also be reinvested for the participants, thereby compounding their investments. All shares of Common Stock purchased pursuant to the Plan will be purchased either directly from the Company, in which case the shares will be issued by the Company out of its legally authorized but unissued shares of Common Stock, or on the open market at then current market prices. The choice of whether shares will be purchased from the Company or on the open market will be determined by the Company in its discretion, based on the best interests of the Company.

         The purchase price for Common Stock purchased under the Plan directly from the Company will be 97% of the average market price of Common Stock for the 10 business days preceding the Dividend Payment Date. The market price will be the inter-day average of the bid and asked prices for the Common Stock, as established by a reputable market maker in the Common Stock. The purchase price for Common Stock purchased through the Plan on the open market will be 97% of R&T's purchase price for the Common Stock.

         OPTIONAL CASH PURCHASE COMPONENT. Participants may purchase additional whole and fractional shares of Common Stock by sending R&T any amount between $100 and $3,000 per dividend period. These cash payments will be used to purchase additional shares of Common Stock at 100% of current market prices. Optional cash payments must be received by R&T within 30 business days and no less than two business days prior to a Dividend Payment Date. Payments that are not received within this period will be returned to a participant.

         Payments received from a participant within the above-described time period will be held by R&T and combined with funds from that participant's cash dividend for purchase of Common Stock under the Plan. No interest will be paid on these funds. Optional cash payments should be made by check or money order made payable to R&T. At the discretion of the Company, all shares will be purchased either directly from the Company and issued out of the Company's legally authorized but unissued shares, or purchased on the open market.

         The purchase price for Common Stock purchased through optional cash purchases will be 100% of the average market price of the Common Stock for the 10 business days preceding the Dividend Payment Date, if the shares are issued directly from the Company. The average market price will be the inter-day average of the bid and asked prices for the Common Stock, as established by a reputable market maker in the Common Stock. The purchase price for Common Stock purchased through optional cash purchases on the open market will be 100% of R&T's actual purchase price.

6.       WHAT ARE THE LIMITS ON OPTIONAL CASH PAYMENTS?

         Optional cash payments are limited to a minimum of $100 and a maximum of $3,000 per quarter. No interest will be paid on voluntary cash payments held by R&T prior to their investment. Cash payments must be received by R&T within 30 business days and no less than two business days prior to a Dividend Payment Date. It is anticipated that future dividend payments will ordinarily be made February 1, May 1, August 1, and November 1. Payments that are not received within this period will be returned to the participants.

7.       WHEN WILL PURCHASES OF SHARES BE MADE?

         R&T will make every reasonable effort to invest all dividends and optional cash payments as promptly after receipt as possible. Participants' funds held by R&T prior to purchase during this period will not bear interest. Investment in the Common Stock will then be completed as soon as possible.

8.       HOW WILL PURCHASES UNDER THE PLAN BE MADE?

         All purchases of Common stock under the Plan will be made, at the discretion of the Company, either directly from the Company and issued out of the Company's legally authorized but unissued shares or on the open market.

9.       HOW MANY SHARES OF COMMON STOCK WILL BE CREDITED TO
         PARTICIPANTS?

         For each participant in the Plan, the entire amount of such participant's dividend and any optional cash payment will be used to purchase the Common Stock. If the amount purchased is not equal to an exact whole number of shares, the participant's account will be credited with a fractional share (calculated to four decimal places).

10.      WILL CERTIFICATES BE ISSUED FOR COMMON STOCK PURCHASES?

         The shares of Common Stock purchased under the Plan will be held by R&T in a participant's account without charge. Upon receipt of a written request from a participant and payment of a fee of $15.00, the Company will issue a certificate or certificates representing the whole shares of Common Stock in such participant's account.

11. WHAT HAPPENS IF A PARTICIPANT SELLS ALL OF THE SHARES FOR WHICH THE PARTICIPANT HAS RECEIVED A CERTIFICATE?

         Participation in the Plan will apply to all shares of Common Stock that are registered to a Participant at the time of enrollment, plus all shares of Common Stock that the Participant acquires while his or her authorization remains in effect. If a participant sells all the shares for which he has a certificate, but his participation in the Plan is not terminated, dividends on the shares of Common Stock held in such participant's account under the Plan will continue to be reinvested.

12.      ARE THERE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN
         THE PLAN?

         There are no additional fees or expenses charged to stockholders who participate in the Plan. The Company will pay all administrative fees connected with a stockholder's participation in the Plan. The only cost to a participant is a termination fee if the participant decides to withdraw from the Plan. (See DESCRIPTION OF THE PLAN--HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN)

13.      HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

         A participant may withdraw from the Plan at any time and for any reason. The participant must give R&T written notice of withdrawal from the Plan at least 10 days before a Dividend Payment Date. The notice should include a termination fee of $25. Upon termination, the Company will provide the participant with a certificate for the total number of whole shares credited to such participant's account under the Plan and a check for any fraction of a share of Common Stock valued at the then current market price of the Common
Stock. R&T may also terminate a participant's account at any time in its discretion by notice in writing mailed to the participant.

14.      HOW WILL A PARTICIPANT'S COMMON STOCK BE VOTED AT MEETINGS
         OF STOCKHOLDERS?

         Each participant will have the sole right to vote any whole shares (but not fractional shares) purchased for such participant's account under the Plan on the record date for a vote. Shares for which no voting instructions are received will not be voted.

15.      WHO INTERPRETS THE PLAN?

         R&T, as transfer agent for the Company, will interpret the Plan. The terms, conditions, and operations of the Plan are governed by the laws of the State of New Jersey.

16.      WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

         R&T will provide each participant with an account statement each time shares of Common Stock are purchased for the participant under the Plan. The statement will show the total number of whole and fractional shares in the participant's account as of a certain date, as well as the amount of the most recent dividend, any optional cash payments concurrently invested, the number of shares of Common Stock purchased and the price per share. The price per share is the average price of all shares purchased under the Plan in connection with a given dividend, including shares purchased with any optional cash payments.

         Dividends on the accumulated shares and any fees paid on each participant's behalf by the Company will be included in an information tax return filed with the Internal Revenue Service. A copy of this return will also be supplied to participants.


17.      MAY THE PLAN BE AMENDED, SUPPLEMENTED OR TERMINATED?

         The Plan may be amended, supplemented or terminated by R&T or the Company at any time by the delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be deemed to be accepted by the participant unless prior to its effective date, R&T receives written notice of termination of the participant's account under the Plan.

18.      WHAT IS THE RESPONSIBILITY OF THE COMPANY AND R&T UNDER THE
         PLAN?

         Neither the Company nor R&T shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan; nor shall they have any duties, responsibilities or liabilities except as are expressly set forth herein; nor shall they be liable for any act done in good faith or for any good faith omission to act; nor shall they have any liability in connection with an inability to purchase shares or with respect to the timing or the price of any purchase.

19.      HOW IS A RIGHTS OFFERING, STOCK DIVIDEND, OR STOCK SPLIT
         HANDLED UNDER THE PLAN?

         Any stock dividend or stock split applicable to shares of Common Stock held by a participant under the Plan, whether held in the participant's account or in the participant's own name, will be credited to the participant's account. In the event the Company makes available to stockholders the rights to purchase additional shares or securities, participants under the Plan will receive a subscription warrant for such rights directly from R&T.

20.      WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND
         SHARES OF COMMON STOCK ACQUIRED THROUGH THE PLAN?

         ACQUISITION OF COMMON STOCK UNDER THE PLAN: For federal income tax purposes, participants in the Plan who have their cash dividends reinvested in Common Stock under the Plan will be treated the same as nonparticipants with respect to the cash dividends on their shares of Common Stock which are reinvested in Common Stock under the Plan. All participants in the Plan will be treated as having received on each Dividend Payment Date, the full amount of the cash dividend for that Dividend Payment Date regardless of whether the cash dividends are actually received or are applied to the purchase of shares of Common Stock under the Plan.

         Participants in the Plan who have their cash dividends reinvested in Common Stock will also be treated as if they actually received a cash dividend to the extent and in the amount that any administrative fees are paid by the Company on their behalf. In addition, such participants will also be treated as if they actually received a cash dividend to the extent that any Common Stock is purchasd by the Company at a discount. Such cash dividend will be equal to the amount of the difference between the fair market value of the Common Stock purchased and the purchase price. Each participant in the Plan will have a tax basis in the shares of Common Stock purchased equal to the amount of cash dividends applied to the purchase of such shares of Common Stock plus any administrative fees and the amount of the discount described above which was treated as a cash dividend actually paid to such participant.

                                 USE OF PROCEEDS

         The Company does not know precisely the number of shares of its Common Stock that it will ultimately sell under the Plan or the prices at which those shares will be sold. The net proceeds from the sale of Common Stock offered pursuant to the Plan will be used for general corporate purposes, including without limitation, investments in and advances to the Bank and any other subsidiaries which the Company may form or acquire.

                                  LEGAL OPINION

         The validity of the shares of Common Stock offered hereby is being passed upon for the Company by McCarter & English, Newark, New Jersey.

                                     EXPERTS

         The financial statements of the Bank for the year ended December 31, 1995 incorporated by reference from the Company's Registration Statement on Form 8-B have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Article VII of the Company's Certificate of Incorporation requires the Company to indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Company as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act.

         The Company's Certificate of Incorporation also provides that the Company may purchase and maintain insurance on behalf of any person or persons enumerated in Article VII thereof against any liability asserted against or incurred by such person or persons arising out of their status as corporate directors, officers, employees, or agents whether or not the Company would have the power to indemnify them against such liability under the provisions of this article.

         With respect to possible indemnification of officers, directors, employees and agents of the Company for liabilities arising under the Securities Act, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction in which, or to any person to whom, such offer or solicitation may not lawfully be made. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         SEC Registration Fee......................................    $  108.
         Legal Fees and Expenses...................................     1,000.
         Accounting Fees and Expenses..............................     1,000.
         Blue Sky Fees and Expenses................................       500.
         Miscellaneous.............................................        92.
                                                                       -------
                           TOTAL: .................................    $2,700.

Item 15.  Indemnification of Directors and Officers.

         Article VII of the Registrant's Certificate of Incorporation requires the Registrant to indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Registrant as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act (the "Act").

         The Registrant's Certificate of Incorporation also provides that the Registrant may purchase and maintain insurance on behalf of any person or persons enumerated in Article VII thereof against any liability asserted against or incurred by such person or persons arising out of their status as corporate directors, officers, employees, or agents whether or not the Registrant would have the power to indemnify them against such liability under the provisions of this article.

         Section 14A:3-5 of the Act gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a director, officer, employee or agent (a "corporate agent") against expenses and liabilities incurred in connection with certain proceedings, involving the corporate agent by reason of his being or having been such a corporate agent, provided that with regard to a proceeding other than one by or in the right of the corporation, the corporate agent must have acted in good faith and in the manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In such proceeding, termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any such corporate agent failed to meet the above applicable standards of conduct. The indemnification provided by the Act does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings shall be allowed if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law or a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

         With respect to possible indemnification of officers, directors, and other corporate agents for liabilities arising under the Securities Act, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 16.                   Exhibits.

Exhibit No.                Description
-----------                -----------

(4)(a)                     Dividend Reinvestment Plan with Optional Cash
                           Investment

(5)                        Opinion of McCarter & English

(23)(a)                    Consent of Arthur Andersen LLP

(23)(b)                    The consent of McCarter & English
                           is contained in their opinion filed
                           as Exhibit (5) to this Registration
                           Statement

(99)(a) Authorization Card for Participation in the Dividend Reinvestment Plan with Optional Cash Investment.

Item 17.          Undertakings.

         The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The   undersigned   Registrant   hereby   undertakes   to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of New Jersey, on this 15th day of January, 1997.

                                              SUSSEX BANCORP
                                               (Registrant)



                                           By:/s/Donald L. Kovach
                                              -------------------
                                                 Donald L. Kovach, President
                                                 (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on this 15th day of January, 1997.


   Name                                           Title                             Date
   ----                                           -----                             ----
/s/Donald L. Kovach                         President, Principal                January 15, 1997
-------------------                         Executive Officer and
Donald L. Kovach                            Director


/s/William E. Kulsar                        Director                            January 15, 1997
--------------------
William E. Kulsar


/s/Irvin Ackerson                           Director                            January 15, 1997
------------------
Irvin Ackerson


/s/Joel D. Marvil                           Director                            January 15, 1997
-----------------
Joel D. Marvil


/s/Richard Scott                            Director                            January 15, 1997
----------------
Richard Scott


/s/Joseph Zitone                            Director                            January 15, 1997
----------------
Joseph Zitone


/s/Candace A. Leatham                       Senior Vice President               January 15, 1997
---------------------                       (Principal Financial
Candace A. Leatham                          and Accounting Officer)

                                  Exhibit Index




Exhibit No.                Description
-----------                -----------


(4)(a)                     Dividend Reinvestment Plan with
                           Optional Cash Investment

(5)                        Opinion of McCarter & English

(23)(a)                    Consent of Arthur Andersen LLP

(23)(b)                    The consent of McCarter & English
                           is contained in their opinion filed
                           as Exhibit  (5) to this
                           Registration Statement

(99)(a) Authorization Card for Participation in the Dividend Reinvestment Plan with Optional Cash Investment